EXHIBIT 10.8

ADCARE HEALTH SYSTEMS, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK
OF ADCARE HEALTH SYSTEMS, INC.

Dated as of October 31, 2004

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

ADCARE HEALTH SYSTEMS, INC.

No.______

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF ADCARE HEALTH SYSTEMS, INC.

This is to certify that, FOR VALUE RECEIVED, ________________ (the "Holder"), is entitled to purchase from AdCare Health Systems, Inc. (the "Company"), subject to the provisions of this Warrant that number of voting common shares, par value of $.001 (the "Common Stock"), of the Company at a purchase price of $1.00 per share (the "Exercise Price") as are identified on Schedule 1, attached hereto. Unless exercised pursuant to the terms hereof, this Warrant is immediately exercisable and will expire on the dates indicated on Schedule 1. The shares of the Company's Common Stock issuable upon the exercise of this Warrant are called herein the "Underlying Common Stock." The Holder may exercise this Warrant as to all or any portion of the shares of the Underlying Common Stock which it shall have the right to acquire hereunder.

(a) Exercise of Warrant. Warrants may be exercised by presentation and surrender hereof to the Company with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the shares of Common Stock specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office of the Company, in proper form for exercise, accompanied by payment of the Exercise Price, the Holder shall be deemed to be the Holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. If the stock transfer books of the Company shall be closed on the date of receipt of this Warrant and the Exercise Price as aforesaid, the Holder shall be deemed to be the Holder of such shares of Common Stock on the next succeeding day on which the stock transfer books of the Company shall be opened.

(b) Reservation of Shares; Stock Fully Paid. The Company agrees that at all times there shall be authorized and reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant. All shares which may be issued upon exercise hereof will, upon

issuance, be fully paid and nonassessable. The Company shall pay all United States and state documentary stamp taxes, if any, in respect of the issue of the Common Stock.

(c) Fractional Shares. This Warrant shall be exercisable in such manner so as not to require the issuance of fractional shares of scrip representing fractional shares. If, as a result of adjustment in the Underlying Common Stock or for any other reason, fractional shares would be issuable, no such fractional shares shall be issued. In lieu thereof the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share.

(d) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant.

(e) Adjustment of Exercise Rights. The Exercise Price or the number of shares of Underlying Common Stock to be received upon the exercise of this Warrant, or both, shall be subject to adjustment from time to time as hereinafter in this Section (e) provides.

The Exercise Price shall be adjusted from time to time as follows:

(i) In case the Company shall, at any time or from time to time while any of the Warrants are outstanding, (1) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or split its outstanding shares of Common Stock, or (3) combine its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior thereto shall be adjusted so that the holder of any Warrant thereafter surrendered for exercise shall be entitled to receive the number of shares of Common Stock or other securities of the Company which he would have owned or have been entitled to receive after the effectiveness of any of the events described above, had such Warrant been converted immediately prior to the effectiveness of such event. An adjustment made pursuant to this subdivision (i) shall become effective, in the case of a dividend, on the payment date retroactively to immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend, and shall become effective in the case of a subdivision, split or combination immediately after the opening of business on the day following the day when such subdivision or combination, as the case may be, becomes effective.

(ii) In case the Company shall, at any time or from time to time while any of the Warrants are outstanding, issue Common Stock, convertible securities (convertible or exercisable into Common Stock) or debentures (except debentures issued simultaneously with the Warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Exercise Price then in effect at the record date mentioned below, the Exercise Price in effect immediately prior to the issuance of such Common Stock, convertible securities or debentures shall be adjusted as follows; provided, however, that if such issuance is in connection with the sale of such securities by the Company, such adjustment will be made only if the Warrant holder purchases his pro rata portion of the shares to be issued in such

financing as provided in paragraph (vi) below. The Exercise Price shall be multiplied by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such record date, plus the quotient determined by dividing the aggregate offering price of the total number of shares so offered by the Exercise Price, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective on the date of such issuance retroactively to immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such Common Stock, convertible securities or debentures.

(iii) In case the Company shall, at any time or from time to time while any of the Warrants are outstanding, distribute to all holders of shares of its Common Stock evidences of its indebtedness or securities or assets (excluding cash dividends), the Exercise Price in effect immediately prior to such distribution shall be adjusted by multiplying the Exercise Price by a fraction, of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below less than the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness distributed applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective on the date of such distribution retroactively to immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such distribution.

(iv) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price.

(v) The "Current Market Price" at any date shall mean the price per share of Common Stock on such date determined by the Board of Directors as provided below. The Current Market Price shall be the average of the daily closing prices per share of Common Stock for thirty (30) consecutive business days ending no more than fifteen (15) business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such thirty (30) business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System. In the event that the Common Stock is not listed on a National Securities Exchange or traded on NASDAQ, but the shares are traded on the over-the-counter market, then the Current Market Price will mean the average of the last bid and asked prices for the Common Stock on the over-the-counter market. If the Common

Stock is not traded in such manner that the quotations referred to above are available for the period required hereunder, the Current Market Price per share of Common Stock shall be deemed to be fair value as determined by the Board of Directors (whose determination shall be conclusive), irrespective of any accounting treatment.

(vi) (A) Notwithstanding the provisions of paragraph (ii) above, no future adjustments shall be made in the Exercise Price of any holder or transferee of such holder who does not purchase his or its pro rata portion of the shares to be issued in future financings of the Company but only where the shares to be issued are offered so as to result in a reduction of the Exercise Price (a "Non-Participating Holder").

(B) All of such Non-Participating Holder's Warrants shall automatically and without further action on the part of such holder be converted into a like principal amount of a newly created series of warrants, which new warrants shall be identical in all respect to the Warrants, except that the Exercise Price of such series shall be fixed immediately prior to the subsequent financing and shall be subject to no further adjustments as provided herein. The Board of Directors shall take all necessary actions to designate such new series.

(f) Statement of Adjusted Exercise Price. Whenever the Exercise Price of Underlying Common Stock are adjusted pursuant to Section (e), the Company shall forthwith prepare a written statement signed by the President or the Treasurer of the Company setting forth such adjustment. Such statement shall be filed among the permanent records of the Company and shall be delivered to the Holder.

(g) Dissolution or Liquidation. In case the Company shall liquidate or wind up its affairs, the Holder of this Warrant shall be entitled, upon the exercise thereof, to receive, in lieu of the Underlying Common Stock of the Company which he would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to him upon any such dissolution, liquidations or winding up with respect to such shares of Common Stock of the Company, had he been the holder of record of such Underlying Common Stock on the record date for the determination of those entitled to receive any such liquidating distribution; provided, however, that all rights under this Warrant shall terminate on a date fixed by the Company, such date to be not earlier than the date of commencement of proceedings for dissolution, liquidation, or winding up and not later than 30 days after such commencement date, unless the Holder shall have, prior to such termination date, exercised this Warrant. Notice of such termination of rights under this Warrants shall be given to the last registered Holder hereof, as the same shall appear on the books of the Company, by mail at least 30 days prior to such termination date.

(h) Notices. All notices, payments, requests and demands and other communications required or permitted under this Warrant shall be deemed to have been duly given, delivered and made if in writing and if served either by personal delivery to the party for whom it is intended or by being deposited postage prepaid, certified or registered mail, return receipt requested, to the address shown below or such other address as may be designated in writing hereafter by such party:

If to the Company: AdCare Health Systems, Inc.
5057 Troy Road
Springfield, Ohio 45502
Attn: David A. Tenwick

If to the Holder: ______________________
____
____
____

(i) Governing Law. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Ohio.

(j) Further Assurances. The parties agree to execute, acknowledge and deliver any and all such other documents and to take any and all such other actions as may, in the reasonable opinion of either of the parties hereto, be necessary or convenient to carry out more efficiently any or all of the purposes of this Warrant.

(k) Severability. Any provisions of this Warrant which shall be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Warrant.

(l) Parties in Interest; Assignment. This Warrant and the various rights and obligations arising hereunder shall be binding upon and shall inure to the benefit of the parties hereto and to each and all of their respective successors and assigns.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its President, attested by its Secretary as of the 31st day of October, 2004.

ADCARE HEALTH SYSTEMS, INC.

By:______________________________

PURCHASE FORM

The undersigned, ______________________ pursuant to the provisions of this Warrant hereby elects to purchase _____ shares of Common Stock of AdCare Health Systems, Inc.

Dated:__________

____
Signature

Address:_________________________

____

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SCHEDULE 1

Number of Shares	Date of Issuance	Expiration Date	Signatures
	October 31, 2004	October 31, 2009	